ROSS MILLER
Scretary of State
206 North Carson Street
Carson City, Neveda 89701-4299
(775) 684-5708
Website: www.nssos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)

USE BLANK INK ONLY- DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY
1. Name of Corporation:
Greene Power, Inc.

2.Registered Agent for Service of Proces: (Check only one box)	☒ Commercial Registered Agent:		InCorp Services
Name
	☐ Noncommercial Registered Agent		OR	☐ Office or Position with Entity (name and address below)
	Name of Noncommercial Registered Agent		OR	Name of Title of Office or Other Position Entity.
	Street Address		City	Neveda	Zip Code
	Mailing Address (if different from street address)		City	Nevada	Zip Code

3. Authorized Stcok: (number of shares corporation os authorized to issue)

	Number of Shares with par value	110,000,000	Par value per share: $ .0001	Number of Shares without par value:

4. Names and Address of the Board of the Directors/Trustees: (each Director/Trustee must be natural person at least 18 years of age: attach additional page if more than two Directors/Trustess)	1) Peggy Garvin
Name
	2702 Oxborough Drive		Matthews	NC	28105
	Street Address		City	State	Zip Code
2)
Name

	Street Addres		City	State	Zip Code
5. Purpose: (optional: see instructions)
The purpose of the corporation shalle be:
Any Legal Purpose

6. Name, Address and Signature of Incorporator: (attach additional page if more that one incorporator)
	Jillian Sidoti		X
	Name		Incorporator Signature
	34721 Myrtle Court		Winchester	CA	92596
	Address		City	State	Zip Code

7. Certificate of acceptance of Appointment of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity.

X
	Authorized Signature or Registered Agent or on Behalf of Registered Agent Entity			Date

This form must be accompanied by appropriate fees.	Neveda Secretary of State NRS 78 Articles Revised on 7-1-08